UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 15, 2018

TWO RIVERS WATER & FARMING COMPANY

(Exact name of registrant as specified in charter)

Colorado

(State or other jurisdiction of incorporation)

000-51139	13-4228144
(Commission File Number)	(IRS Employer Identification No.)

3025 S Parker Rd, Ste 140, Aurora CO	80014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(303) 222-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 8 – OTHER EVENTS

ITEM 8.01 Other Events – Modification to Powderhorn Convertible Note

The information in this Item 8.01 of this Current Report is furnished pursuant to Item 8.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On November 16, 2018, the Company filed an 8K concerning a modification to Powderhorn’s Convertible along with Exhibit 99.1 Powderhorn note modification agreement. Upon further review of the original modification agreement, it was noted that section 2 (b) improperly stated:

“The conversion price in effect on any Conversion Date shall be equal to the lessor of a fixed price of: (i) $0.29 which shall be subject to adjustment herein (the “Conversion Price”) or (ii) thirty-five (35%) of the lowest VWAP in the 25 trading days prior to conversion.”

Whereas, the note modification should have stated in section (ii): “sixty-five (65%) of the lowest VWAP in the 25 trading days prior to conversion.”

The full corrected version of the Amendment No. 4 is included in Exhibit 99.1

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

99.1	Powderhorn note modification agreement amendment 4 (updated).

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER & FARMING COMPANY (Registrant)

	By:	/s/ Wayne Harding
Dated: November 26, 2018		Wayne Harding, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Powderhorn note modification (updated) dated November 15, 2018